Exhibit (d)(2)

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

SUB-ADVISORY AGREEMENT

BETWEEN

LIBERTY STREET ADVISORS, INC.

AND

GRAMERCY FUNDS MANAGEMENT LLC

THIS SUB-ADVISORY AGREEMENT (the “Agreement”), dated as of April 1, 2024 is entered into by and between Liberty Street Advisors, Inc., a New York corporation with its principal office and place of business at 88 Pine Street, Suite 3101, New York, NY 10005 (the “Adviser”) and Gramercy Funds Management LLC, a Delaware limited liability company, with its principal office and place of business at 20 Dayton Avenue, Greenwich, Connecticut 06830 (the “Sub-adviser”).

WHEREAS, Adviser has entered into an Investment Advisory Agreement dated April 1, 2024 (the “Advisory Agreement”) with Investment Managers Series Trust, a Delaware statutory trust, with its principal office and place of business at 235 W. Galena Street, Milwaukee, WI 53212 (the “Trust”);

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, management investment company and may consist of multiple series and issue its shares of beneficial interest, no par value, in separate classes;

WHEREAS, pursuant to the Advisory Agreement, and subject to the direction and control of the Board of Trustees of the Trust (the “Board”), the Adviser acts as investment adviser for the series of the Trust listed on Appendix A hereto (the “Fund”);

WHEREAS, the Advisory Agreement permits the Adviser, subject to the supervision of the Board, to delegate certain of its duties under the Advisory Agreement, including furnishing investment advisory services, to other registered investment advisers subject to the requirements of the 1940 Act; and

WHEREAS, the Adviser desires to retain the Sub-adviser to furnish investment advisory services for the Fund and the Sub-adviser is willing to provide those services on the terms and conditions set forth in this Agreement.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Adviser and the Sub-adviser hereby agree as follows:

SECTION 1. APPOINTMENT; DELIVERY OF DOCUMENTS

(a) The Adviser hereby appoints and employs the Sub-adviser, subject to the oversight of the Adviser and the direction and control of the Board, to manage the investment and reinvestment of the assets of the Fund (such assets, the “Portfolio”) and, without limiting the generality of the foregoing, to provide other services as specified herein. The Sub-adviser accepts this appointment and agrees to render the services set forth herein for the compensation set forth in Section 4 of this Agreement.

(b) The Adviser shall deliver to the Sub-adviser written copies of (i) the Trust’s Agreement and Declaration of Trust and By-Laws (collectively, as amended from time to time, the “Charter Documents”), (ii) the Trust’s current Prospectus and Statement of Additional Information for the Fund (collectively, as currently in effect and as amended or supplemented, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the 1940 Act, (iii) each plan of distribution or similar document adopted by the Trust with respect to the Fund under Rule 12b-1 under the 1940 Act (each a “Plan”) and each current shareholder service plan or similar document adopted by the Trust with respect to the Fund (each a “Service Plan”); and (iv) all procedures adopted by the Trust with respect to the Fund, and shall promptly furnish the Sub-adviser with all amendments of or supplements to the foregoing. The Adviser shall deliver to the Sub-adviser: (x) a copy of the resolution of the Board appointing the Sub-adviser as a sub-adviser to the Fund and authorizing the execution and delivery of this Agreement; (y) a copy of all proxy statements and related materials relating to the Fund; and (z) any other documents, materials or information that the Sub-adviser shall reasonably request to enable it to perform its duties pursuant to this Agreement.

(c) The Sub-adviser has delivered to the Adviser and the Trust (i) a copy of its Form ADV as most recently filed with the SEC; (ii) a copy of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the “Code”); and (iii) a copy of its compliance manual pursuant to applicable regulations, including its proxy voting policies and procedures, which proxy voting policy and procedures will be included in the Trust’s registration statement. The Sub-adviser shall promptly furnish the Adviser and Trust with all amendments of and supplements to the foregoing.

SECTION 2. DUTIES OF THE ADVISER

In order for the Sub-adviser to perform the services required by this Agreement, the Adviser (i) shall cause all service providers to the Trust to furnish information to the Sub-adviser and assist the Sub-adviser as may be required, (ii) shall ensure that the Sub-adviser has reasonable access to all records and documents relevant to the Portfolio maintained by the Trust, the Adviser or any service provider to the Trust, and (iii) shall deliver to the Sub-adviser copies of all material relevant to the Sub-adviser or the Portfolio that the Adviser provides to the Board in accordance with the Advisory Agreement.

During the term of this Agreement, Adviser shall furnish to Sub-adviser the portions of the Prospectus, Statement of Additional Information, proxy materials, advertisements or sales literature of the Fund or Trust, which in any case refer to the Sub-adviser (except for materials that solely reference Sub-adviser as a sub-adviser of the Fund) and are prepared by the Trust or by employees or agents of Adviser or its affiliates, prior to their first use.

SECTION 3. DUTIES OF THE SUB-ADVISER

(a) The Adviser delegates authority to the Sub-adviser with respect to and the Sub-adviser will make decisions regarding all purchases and sales of securities and other investment assets in the Portfolio, and the Sub-adviser will vote all proxies for securities and exercise all other voting rights with respect to such securities in accordance with the Sub-adviser’s written proxy voting policies and procedures. To carry out such decisions, the Sub-adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Fund, to place orders and issue instructions with respect to all transactions of the Portfolio. In all purchases, sales and other transactions in securities and other investments for the Portfolio, the Sub-adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust and the Adviser, pursuant to the Advisory Agreement, might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions of the Portfolio, such as proxy voting with respect to the securities of the Portfolio. The Sub-adviser and its duly authorized employees are authorized to direct the Fund’s custodian to open and maintain brokerage accounts for securities and other property for and in the name of the Fund and to execute for the Fund as its agent, standard customer agreements with such broker or brokers as the Sub-adviser shall select as provided above.

Consistent with Section 28(e) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), the Sub-adviser may allocate brokerage on behalf of the Fund to broker-dealers who provide brokerage or research services to the Sub-adviser. The Sub-adviser may aggregate sales and purchase orders of the assets of the Portfolio with similar orders being made simultaneously for other accounts advised by the Sub-adviser or its affiliates. Whenever the Sub-adviser simultaneously places orders to purchase or sell the same asset on behalf of the Portfolio and one or more other accounts advised by the Sub-adviser, the Sub-adviser will allocate the order as to price and amount among all such accounts pursuant to procedures designed to be equitable over time to each account.

(b) The Sub-adviser will report to the Board at each regular quarterly meeting thereof as requested by the Adviser or the Board all material changes in the Portfolio since the prior report, and will also keep the Board and the Adviser informed at such meetings of what it reasonably believes to be important developments affecting the Trust, the Portfolio and the Sub-adviser, and on its own initiative, will furnish the Board from time to time with such information as the Sub-adviser may believe appropriate for this purpose, whether concerning the individual companies the securities of which are included in the Portfolio’s holdings, the industries in which such companies engage, the economic, social or political conditions prevailing in each country in which the Portfolio maintains investments, or otherwise. The Sub-adviser will also furnish the Board and the Adviser, as the Board or the Adviser may reasonably request, with such statistical and analytical information with respect to investments of the Portfolio as the Sub-adviser may believe appropriate.. In making purchases and sales of securities and other investment assets for the Portfolio, the Sub-adviser will refer to the policies and procedures set from time to time by the Board as well as the limitations imposed by the Charter Documents and Registration Statement, the limitations in the 1940 Act, the Securities Act, the Internal Revenue Code of 1986, as amended, and other applicable laws and the investment objectives, policies and restrictions of the Fund. The policies and procedures set by the Board will be communicated and/or provided by the Adviser to the Sub-adviser in advance, in writing.

(c) The Sub-adviser will from time to time employ or associate with such persons as the Sub-adviser believes to be particularly fitted to assist in the execution of the Sub-adviser’s duties hereunder, the cost of performance of such duties to be borne and paid by the Sub-adviser. No obligation may be incurred on the Trust’s or Adviser’s behalf in any such respect.

(d) The Sub-adviser will promptly report to the Board and the Adviser all material matters relating to the Sub-adviser’s organizational structure, professional staff, and any other significant developments that may affect the Sub-adviser’s provision of services under this Agreement. On an annual basis, the Sub-adviser shall report on its compliance with its Code and its compliance policies and procedures to the Adviser and to the Board and upon the written request of the Adviser or the Trust, the Sub-adviser shall permit the Adviser and the Trust, or their respective representatives to examine, at a reasonable time and in a reasonable manner under the circumstances, the reports required to be made to the Sub-adviser under the Code and its compliance policies and procedures. The Sub-adviser will notify the Adviser and the Trust in writing of any change of control of the Sub-adviser at least 90 days prior to any such changes, if reasonably practicable; provided, that, in the event that the Sub-adviser provides less than 90 days’ notice, the 60-day notice of termination set forth in Section 6(c)(i), (ii) and (iii) hereto shall be reduced by the number of days less than 90 days of which the Sub-adviser gave notice of such change of control. Any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Sub-adviser shall be communicated to the Adviser and the Trust as promptly as possible under the circumstances.

(e) The Sub-adviser will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act. The Sub-adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required under the 1940 Act, the Advisers Act, the 1934 Act, the Commodity Exchange Act, as amended, and the rules and regulations thereunder all documents and records relating to the services provided by the Sub-adviser pursuant to this Agreement required to be prepared and maintained by the Sub-adviser under such laws, rules and regulations. To the extent required by law, the books and records pertaining to the Trust which are in possession of the Sub-adviser shall be the property of the Trust. The Adviser and the Trust, or their respective representatives, upon reasonable advance notice, shall have access to such books and records during the Sub-adviser’s normal business hours. Upon the reasonable request of the Adviser or the Trust, copies of any such books and records shall be provided promptly by the Sub-adviser to the Adviser and the Trust, or their respective representatives.

(f) The Sub-adviser will reasonably cooperate with the Fund’s independent public registered accounting firm and shall take reasonable action to make all necessary information available to the accounting firm for the performance of the accounting firm’s duties.

(g) The Sub-adviser will provide the Fund’s custodian and fund accountant on each business day with such information relating to all transactions concerning the Portfolio’s assets under the Sub-adviser’s control as the custodian and fund accountant may reasonably require. The Sub-adviser will (i) provide access to one or more portfolio managers of the Sub-adviser who are knowledgeable about a security/issuer, its financial condition, trading and/or other relevant factors for valuation, which portfolio managers shall be available for consultation upon reasonable request; (ii) review daily market values prices assigned to portfolio securities by the third party pricing services employed by the Fund to determine their reasonableness relative to the Sub-adviser’s knowledge of trading conditions and pricing levels observed in the market and to notify and provide supporting documentation to the Adviser or the Fund’s custodian as to any such discrepancies (iii) assist the Adviser or the Fund’s custodian in obtaining bids and offers or quotes from brokers/dealers or market-makers with respect to securities held by the Fund, upon the reasonable request of the Adviser or Fund’s custodian; (iv) upon the reasonable request of the Adviser or the Fund’s co-administrator(s), provide recommendations for fair valuations which are to be determined, as applicable, by the Trust’s Valuation Committee in accordance with the Trust’s fair valuation procedures that may be in place from time to time ; and (v) maintain adequate records and written backup information with respect to the securities valuation assistance provided hereunder, and provide such information to the Adviser or Trust upon request, with such records being deemed Trust records. The parties acknowledge that the Sub-adviser and the Fund’s co-administrator or recordkeeping agent of the Fund may use different pricing vendors, which may result in valuation discrepancies.

(h) The Sub-adviser will not have custody of any securities, cash or other assets of the Fund and will not be liable for any loss resulting from any act or omission of the custodian other than acts or omissions arising in reasonable reliance on instructions of Sub-adviser. The custodian will be responsible for the custody, receipt and delivery of securities and other assets of the Fund, and the Sub-adviser shall have no authority, responsibility or obligation with respect to the custody, receipt or delivery of securities or other assets of the Fund.

SECTION 4. COMPENSATION; EXPENSES

(a) For all of the services rendered with respect to the Fund as herein provided, the Adviser shall pay to the Sub-adviser an annual management fee as set forth in Appendix B. Such fee shall be accrued by the Adviser daily and shall be payable monthly in arrears on the first business day of each calendar month for services performed hereunder during the prior calendar month. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to the Fund, the Adviser shall pay to the Sub-adviser such compensation as shall be payable prior to the effective date of termination.

(b) During the term of this Agreement, the Sub-adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Portfolio. Without limiting Sub-adviser’s duties and obligations under this Agreement, except as may be mutually agreed in writing, the Sub-adviser shall not be responsible for any of the Trust’s, or the Fund’s expenses, including, without limitation, any extraordinary and non-recurring expenses.

SECTION 5. LIABILITY; INDEMNIFICATION

(a) Except as may otherwise be provided in the 1940 Act or other federal securities laws, the Sub-adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by Adviser or by the Trust in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement. Additionally, the Sub-adviser shall not be liable to the Adviser or the Trust for any action taken or failure to act in good faith reliance upon: (i) information, instructions or requests, whether oral or written, with respect to the Fund made to the Sub-adviser by a duly authorized officer of the Adviser or the Trust; (ii) the advice of counsel to the Trust; and (iii) any written instruction or certified copy of any resolution of the Board. The Sub-adviser shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Sub-adviser’s employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. Lastly, the Sub-Adviser shall not be liable to the Adviser, its officers, directors, agents, employees, controlling persons or shareholders or to the Trust or its shareholders for any acts of the Adviser or any other sub-adviser to the Fund with respect to any portion of the assets of the Fund not managed by the Sub-adviser.

(b) Except as may otherwise be provided by the 1940 Act or any other federal securities law, Adviser shall indemnify and hold harmless Sub-adviser, its officers, employees, consultants, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the Securities Act) (collectively, “Sub-adviser Indemnitees”) against any and all losses, damages or liabilities (including reasonable legal and other expenses) to which any of the Sub-adviser Indemnitees may become subject at common law or otherwise (collectively, “Sub-adviser Losses”) due to (i) any material breach by the Adviser of this Agreement, (ii) any willful misfeasance, bad faith, fraud, gross negligence or reckless disregard of Adviser in the performance of any of its duties or obligations hereunder, (iii) any untrue statement of a material fact contained in the Prospectus, Statement of Additional Information, proxy materials, advertisements or sales literature of the Fund, unless such statement was made in reliance upon information furnished by the Sub-adviser to the Adviser in writing and intended for use therein; or (iv) any event relating to the Fund occurring prior to the effective date of this Agreement. Notwithstanding the foregoing, the Sub-Adviser Indemnitees shall not be entitled to any indemnity hereunder for any Sub-adviser Losses resulting from any claim by the Adviser for breach of this Agreement.

(c) Except as may otherwise be provided by the 1940 Act or any other federal securities law, Sub-adviser shall indemnify and hold harmless the Adviser, its officers, employees, consultants, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the Securities Act) (collectively, “Adviser Indemnitees”) against any and all losses damages or liabilities (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject at common law or otherwise (collectively, “Adviser Losses”), due to (i) any material breach by the Sub-adviser of this Agreement, (ii) any willful misfeasance, bad faith, fraud, gross negligence or reckless disregard of Sub-adviser in the performance of any of its duties or obligations hereunder, or (iii) any untrue statement of a material fact contained in the Prospectus, Statement of Additional Information, proxy materials, advertisements or sales literature of the Fund if such statement was made in reliance upon information furnished to the Adviser by the Sub-adviser in writing and intended for use therein. Notwithstanding the foregoing, the Adviser Indemnitees shall not be entitled to any indemnity hereunder for any Adviser Losses resulting from any claim by the Sub-adviser for breach of this Agreement.

(d) The Adviser shall expect of the Sub-adviser, and the Sub-adviser will give the Adviser and the Trust the benefit of, the Sub-adviser’s best judgment and efforts in rendering its services hereunder. Nothing herein shall be deemed to protect, or purport to protect, a party hereto against any liability to any other party or the Trust to which such party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of such party’s duties or obligations hereunder, or by reason of such party’s reckless disregard of its obligations and duties hereunder.

(e) The Sub-adviser shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Sub-adviser’s employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

(f) In the event that a party (the “Indemnitee”) shall sustain or incur any Sub-adviser Losses or Adviser Losses, as the case may be (“Losses”) or be subject to any Claim (as defined in Section 5(g)), in respect of which indemnification may be sought by such party pursuant to this Section 5, the Indemnitee shall assert a claim for indemnification by giving prompt written notice of such Losses or such Claims (“Notice”), which shall describe in reasonable detail the facts and circumstances of the Losses or Claims upon which the asserted claim for indemnification is based, to the party from whom indemnification is sought pursuant to this Section 5 (the “Indemnitor”), and shall thereafter keep the Indemnitor reasonably informed with respect thereto; provided that failure of the Indemnitee to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of any of its obligations hereunder, except and then solely to the extent that the Indemnitor is materially prejudiced by such failure.

(g) In case any claim, proceeding, litigation or other action is brought against any Indemnitee in respect of which indemnification may be sought by the Indemnitee pursuant to this Section 5 (a “Claim”), the Indemnitor shall have the right to assume, conduct and control the defense, compromise or settlement thereof, by written notice to the Indemnitee of its intention to do so within thirty (30) days after receipt of the Notice, at the Indemnitor’s own expense, and thereupon to prosecute in the name and on behalf of the Indemnitee any available cross-claims, counter-claims or third-party claims arising with respect to the Claim and to employ counsel with respect thereto that is reasonably acceptable to the Indemnitee. The Indemnitee, together with its affiliated persons (within the meaning of Section 2(a)(3) of the 1940 Act) and controlling persons (as described in Section 15 of the Securities Act) (such affiliated and controlling person, its “Affiliates”), shall cooperate with Indemnitor in the defense of such Claim and make all relevant personnel and books and records available to Indemnitor as reasonably requested. If the Indemnitor shall assume the defense of such Claim, it shall not settle such Claim unless (i) such settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, reasonably satisfactory to the Indemnitee, from all liability (with no monetary obligations, and no injunctive or equitable relief, imposed on Indemnitee thereunder) with respect to such Claim and (ii) such settlement does not contain an admission of any fault on the part of the Indemnitee without the Indemnitee’s consent. Notwithstanding the assumption by the Indemnitor of the defense of any Claim as provided in this Section 5(g), and without limiting the Indemnitor’s right to assume, conduct and control the defense, compromise or settlement thereof, the Indemnitee shall be permitted to join in (but not control) the defense of such Claim and to employ counsel at its own expense.

(h) If the Indemnitor shall fail to notify the Indemnitee of its desire to assume the defense of any such Claim within the prescribed thirty (30) day period set forth in Section 5(g), or shall notify the Indemnitee that it will not assume the defense of any such Claim, or if the Indemnitor shall fail to conduct the defense of any such Claim in good faith and at its expense, and such failure continues for more than ten (10) days after written notice thereof from the Indemnitee to the Indemnitor, then the Indemnitee may assume the defense of any such Claim in the place of the Indemnitor by giving written notice to the Indemnitor, in which event Indemnitee shall use commercially reasonable efforts to the conduct the defense of such Claim, and the Indemnitor shall be bound by any determinations made in any proceeding with respect to such Claim or any settlement thereof effected by the Indemnitee, which settlement has been approved by Indemnitor (such approval not to be unreasonably withheld, conditioned or delayed); provided that any such determinations or settlement shall not affect the right of the Indemnitor to dispute the Indemnitee’s claim for indemnification in accordance with the terms of this Agreement.

(i) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended to, or shall, in any way, constitute a waiver or limitation of (i) any legal rights or remedies that the Adviser may otherwise have under applicable law, or (ii) any duties owed by the Sub-adviser under applicable law, including, in each case, under the U.S. federal and state securities laws or any other laws, whose applicability may not be so waived or limited.

SECTION 6. EFFECTIVENESS, DURATION AND TERMINATION

(a) This Agreement shall become effective with respect to the Fund as of the date hereof; provided, however, that the Agreement has been approved by (i) the vote of a majority of the Trust’s Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by the vote of a majority of the Trust’s Trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust), cast in person at a meeting called for the purpose of voting on such approval.

(b) This Agreement shall remain in effect with respect to the Fund for a period of two years from the date of its effectiveness and shall continue in effect for successive annual periods with respect to the Fund; provided that such continuance is specifically approved at least annually (i) by the vote of a majority of the Trust’s Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by the vote of a majority of the Trust’s Trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust), cast in person at a meeting called for the purpose of voting on such approval.

(c) This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, (i) by the Board, or (ii) by a vote of a majority of the outstanding voting securities of the Fund, in each case on 60 days’ written notice to the Sub-adviser, (iii) by the Adviser on 60 days’ written notice to the Sub-adviser and the Trust, or (iv) by the Sub-adviser on 60 days’ written notice to the Adviser and the Trust. This Agreement shall terminate immediately (x) upon its assignment or (y) upon termination of the Advisory Agreement.

(d) In the event that the Sub-adviser resigns pursuant to Section 6(c)(iv) above, if a replacement sub-adviser has not been hired prior to the end of the 60 day-notice period, then, provided that the Adviser has and shall continue to use its reasonable best efforts to have a replacement sub-adviser promptly appointed, the Sub-adviser agrees to continue to sub-advise the Fund after the end of the 60-day notice period, subject to the terms of this Agreement, until a replacement sub-adviser has been hired and commences management of the Fund.

SECTION 7. ACTIVITIES OF THE SUB-ADVISER

(a) Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Sub-adviser’s right, or the right of any of the Sub-adviser’s directors, officers or employees, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association. The services of Sub-adviser to be provided hereunder are not to be deemed exclusive and Sub-adviser shall be free to provide similar services for its own account or the accounts of other persons and to receive compensation for such services.

(b) Adviser acknowledges that Sub-adviser or its affiliates or Sub-adviser’s other clients may at any time, have, acquire, increase, decrease or dispose of positions in the same investments which are at the same time being held, acquired for or disposed of under this Agreement for the Fund. Except as may otherwise be required under Sub-adviser’s policies and procedures, Sub-adviser shall have no obligation to acquire or dispose of a position in any investment pursuant to this Agreement solely because Sub-adviser, its directors, members, affiliates or employees invest in such a position for its or their own accounts or for the account of another client.

SECTION 8. REPRESENTATIONS OF SUB-ADVISER AND ADVISER.

Each of the Sub-adviser and the Adviser represents and warrants to the other that:

(a) It is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect;

(b) It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;

(c) To the best of its knowledge, there is neither pending nor threatened any investigation, action, suit, or proceeding relating to it before or by any court or other governmental, regulatory, or self-regulatory authority or other body to which the Adviser or Sub-adviser or any principal thereof is a party, or to which any asset of the Adviser or Sub-adviser is subject, which may materially affect the Adviser or Sub-adviser and its ability to perform its obligations under this Agreement. Neither the Adviser nor Sub-adviser, nor any principal thereof, has received any notice of an investigation relating to or that may adversely affect it in a material way. Each party will promptly notify the other party as soon as reasonably practicable in the event of its being found by a regulatory body with jurisdiction over the party to have violated any applicable law, rule or regulation arising out of its activities and which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement.

(d) It has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; and

(e) It will promptly notify the other party, as applicable, and the Trust, of the occurrence of any event that would disqualify the Sub-adviser or the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(f) It will treat confidentially and as proprietary information all records and other information relative to the Trust and the Fund, as well as any confidential and proprietary information furnished by the other party, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (such information being “confidential information”), except after prior notification to and approval in writing by the other party to which the confidential information pertains, which approval shall not be unreasonably withheld, or in the case of the Trust or the Fund, prior notification to and approval in writing by the Trust. Nothwithstanding this provision, a party may disclose to others confidential information about the other party: (i) as may be required by applicable law or compelled by judicial or regulatory authority having competent jurisdiction over the party; or (ii) to its respective attorneys, accountants, directors, officers, advisery personnel, and board members, provided that such parties use and maintain the confidential information in accordance with this Agreement.

SECTION 9. USE OF NAME

The Sub-adviser hereby grants the Adviser, or a successor thereto or affiliate thereof, a limited, non-exclusive, revocable license to use the name or identifying word “Gramercy” in its promotion of the Fund. The Sub-adviser hereby grants the Fund a limited, non-exclusive, revocable license to use the name or identifying word “Gramercy” in the name of the Fund. Such license is conditioned upon the employment of the Sub-adviser, affiliate thereof or successor to such Sub-adviser, as sub-adviser to the Fund, and may not be revoked by the Sub-adviser for so long as the Sub-adviser, its affiliate or such successor thereto, serves as sub-adviser to the Fund. The names or identifying word “Gramercy” are the property of the Sub-adviser and may be used, at Sub-adviser’s sole discretion, in other connections and for other purposes by the Sub-adviser and any of its affiliates. The Adviser, or a successor thereto or affiliate thereof, must cease using “Gramercy” in its promotion of the Fund if the Sub-adviser, any successor thereto or any affiliate thereof, ceases to be employed, for any reason, as sub-adviser of the Fund. In the event of termination of the license herein, the Adviser, or a successor thereto or affiliate thereof, shall promptly cease any and all use of the “Gramercy” name and any name, mark, or domain name confusingly similar thereto with respect to promotion of the Fund. This paragraph shall survive the termination of this Agreement.

SECTION 10. MISCELLANEOUS

(a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto, subject to the requirements of the 1940 Act and rules thereunder.

(b) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

(c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

(d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both the Adviser and Sub-adviser and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

(g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(h) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

(i) No affiliated person, employee, agent, director, officer or manager of the Sub-adviser shall be liable at law or in equity for the Sub-adviser’s obligations under this Agreement.

(j) The terms “vote of a majority of the outstanding voting securities”, “interested person”, “affiliated person,” “control” and “assignment” shall have the meanings ascribed thereto in the 1940 Act.

(k) Each of the undersigned warrants and represents that he or she has full power and authority to sign this Agreement on behalf of the party indicated and that his or her signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

LIBERTY STREET ADVISORS, INC.

Name:
Title:

GRAMERCY FUNDS MANAGEMENT LLC

Name:
Title:

Appendix A

Series of the Trust:

Gramercy Emerging Markets Debt Fund (the “Fund”)

Appendix B

Sub-Advisory Fees